UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2022

STONEMOR INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39172 (Commission file number)	80-0103152 (I.R.S. Employer Identification No.)

3331 Street Road, Suite 200 Bensalem, Pennsylvania (Address of principal executive offices)	19020 (Zip Code)

(215) 826-2800

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	STON	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Note Purchase Agreement and Release

On July 20, 2022, StoneMor Inc. (the “Company”), Fortmore LLC (the “LLC”), certain affiliates (the “Fortress Purchasers”) of Fortress Capital Advisors LLC (“Fortress”) and certain holders of the Company’s 8.500% Senior Secured Notes due 2029 (the “Company Notes”) who were not affiliated with either the Company or Fortress (the “Sellers”) entered into a Note Purchase Agreement and Release (the “Purchase Agreement”) pursuant to which the LLC and the Fortress Purchasers (collectively, the “Purchasers”) agreed to purchase $100.0 million principal amount of Company Notes held by the Sellers for an aggregate purchase price equal to 100% of the principal amount thereof plus all accrued and unpaid interest thereon. The final settlement of the transactions contemplated by the Purchase Agreement occurred on July 26, 2022. The Fortress Purchasers collectively purchased $65.0 million of such Company Notes and the LLC purchased $35.0 million of such Company Notes.

On July 20, 2022, the Company and separate affiliates (the “Fortress Equity Entities”) of Fortress entered into an Amended and Restated LLC Agreement (the “Operating Agreement”) of the LLC. The LLC was capitalized for the purpose of acquiring and holding $35.0 million principal amount (the “LLC Notes”) of Company Notes pursuant to the Purchase Agreement. The Operating Agreement is described in more detail below.

The Sellers had raised certain issues based on disclosures included in Item 13 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including issues relating to compliance by the Company with certain covenants under the Indenture dated as of May 11, 2021 pursuant to which the Company Notes were issued (the “Indenture”) and the adequacy of the disclosures by the Company in the offering materials pursuant to which the Company Notes were offered and sold. Throughout its discussion with the Sellers, the Company was and remains firmly convinced that there was no merit to the issues raised by the Sellers. However, in the interest of avoiding additional cost as well as distraction and disruption of its management, the Company agreed to facilitate the consummation of the transactions contemplated by the Purchase Agreement but does not intend to facilitate the purchase of other Company Notes in any similar transactions. In connection with closing under the Purchase Agreement, the Company also agreed to have its entire $42.7 million capital contribution to the LLC used as part of the purchase price paid to the Sellers and to reimburse the Sellers for certain legal fees. In consideration for the purchase of the Sellers’ Company Notes and the reimbursement of the Sellers’ legal fees, the Sellers acknowledged that there was no merit to the issues they had raised. The Sellers and the Company also exchanged mutual releases. In connection with the consummation of the transactions contemplated by the Purchase Agreement and the Operating Agreement, the Company expects to record debt extinguishment of $35.0 million on its balance sheet as of September 30, 2022 and an expense of approximately $7.15 million on its consolidated statement of operations for the quarter ending September 30, 2022.

LLC Operating Agreement

As noted above, on July 20, 2022, the Company and the Fortress Equity Entities entered into the Operating Agreement. In connection therewith, the Company contributed $42.7 million in cash in exchange for 100% of the Class B interests in the LLC and the Fortress Equity Entities contributed an aggregate of $10,000 in cash in exchange for 100% of the Class A interests in the LLC.

The Operating Agreement provides that, so long as no Default or Event of Default (as such terms are defined in the Indenture) has occurred and is continuing, amounts received by the LLC in respect of the LLC Notes as (i) interest payments, (ii) any consent fee payments that may be payable pursuant to the Indenture or (iii) payments in connection with the redemption or purchase of the LLC Notes pursuant to the Indenture in excess of the principal amount of the LLC Notes so redeemed or purchased will be distributed to the Company as the sole holder of Class B interests (in such capacity, the “Class B Member”).

If any Fortress Notes (as hereinafter defined) are redeemed, retired, cancelled or exchanged or are otherwise no longer outstanding (subject to certain exceptions specified in the Operating Agreement), and the holders of such Fortress Notes do not receive payment of all principal, interest and fees payable thereon under the terms of the Indenture in connection with any such redemption, retirement, cancellation, exchange or other action, then any payments received by the LLC in respect of the LLC Notes will be distributed to the Fortress Equity Entities as the sole holders of Class A interests (in such capacity, the “Class A Members”), up to an amount equal to the excess of the amount of principal, interests and fees payable to the holders of such Fortress Notes under the Indenture in connection with any such redemption, retirement, cancellation, exchange or other action over the amount of principal, interest and fees received by such holders with respect to such Fortress Notes in connection with any such redemption, retirement, cancellation, exchange or other action.

For purposes of the Operating Agreement, “Fortress Notes” means all Company Notes held by Fortress and its affiliates as of the applicable date of determination. The Company anticipates that Fortress and its affiliates will collectively hold approximately $95.0 million in principal amount of Company Notes upon closing under the Purchase Agreement.

An affiliate of Fortress will be the sole manager of the LLC (the “Manager”) until the 91st day after the date on which no Fortress Notes remain outstanding and the LLC has made all distributions to the Class A Member as described above (the “Priority Payment Date”). Thereafter, the Company will become the sole Manager. Prior to the Priority Payment Date, the Manager is prohibited from taking or permitting the LLC to take certain fundamental actions specified in the Operating Agreement without the prior written consent of the Class B Member, which consent may not be unreasonably withheld, conditioned or delayed. On or after the Priority Payment Date, the LLC has the right to repurchase the Class A Members’ interests in the LLC for a purchase price equal to the initial capital contribution made with respect thereto.

The LLC and certain affiliates of the holders of the Fortress Notes separately entered into an Option and Repurchase Agreement on July 20, 2022 (the “Option Agreement”) under which (i) the LLC was granted an option to purchase up to $20 million in principal amount of Fortress Notes (the “Option”) for a purchase price equal to the sum of all accrued and unpaid interest thereon plus the greater of 100% of the principal amount of such Fortress Notes and the weighted average trading price for the Company Notes for the ten (10) consecutive trading days prior to exercise of the Option and (ii) the LLC was granted the option to purchase all outstanding Fortress Notes at any time prior to the Priority Payment Date during which the Notes Repurchase Condition (as hereinafter defined) is satisfied (the “Notes Repurchase Right”) for a purchase price equal to the amount that the Company would be required to pay to redeem such Fortress Notes under Section 3.07 of the Indenture (the “Notes Repurchase Price”). The “Notes

Repurchase Condition” means that no distribution is required to be made to the Class A Member as described above and the LLC has available cash at least equal to the Notes Repurchase Price.

Under the Operating Agreement, the Class B Member has the right to make an additional capital contribution in an amount up to the Option Price and, if it does so, the LLC is obligated to exercise the Option to the extent of such contribution. At any time the Notes Repurchase Condition is satisfied and the Notes Repurchase Right is exercisable, the Class B Member has the right to instruct the LLC to exercise the Notes Repurchase Right and, if it does so, the LLC is obligated to exercise such Notes Repurchase Right.

The description of the Operating Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 10.1 and incorporated by reference in this Current Report on Form 8-K.

Important Notice Regarding Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K, including, but not limited to, information regarding the anticipated impact of the transactions contemplated by the Purchase Agreement and the Operating Agreement on the Company’s financial statements, are forward-looking statements. Generally, the words “believe,” “may,” “will,” “would,” “estimate,” “continue,” “anticipate,” “intend,” “project,” “expect,” “predict” and similar expressions identify these forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current beliefs, expectations, plans, assumptions and objectives of the Company and are subject to significant risks and uncertainties. All forward-looking statements speak only as of the date as of which they are made. These statements are not guarantees and involve certain risks, uncertainties and assumptions concerning future events that are difficult to predict. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the risk that the proposed transaction may not occur, the risk of unexpected costs or liabilities, the risk that certain closing conditions may not be timely satisfied or waived, the risk of litigation and the risk that general and business conditions may change. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in StoneMor’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and the other reports that StoneMor files with the Securities and Exchange Commission, from time to time. Except as required under applicable law, StoneMor assumes no obligation to update or revise any forward-looking statements made herein or any other forward-looking statements made by it, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Limited Liability Company Agreement of Fortmore LLC dated July 20, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2022	STONEMOR INC.
	By:	/s/ Jeffrey DiGiovanni
Jeffrey DiGiovanni
Senior Vice President and Chief Financial Officer